SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant     [X]

Filed by Party other than the Registrant   [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant toss.240-11(c) orss.240.14a-12


                            MEDCOM USA, INCORPORATED.
               ---------------------- --------------------------
                (Name of Registrant as Specified in Its Charter)


                    William T. Hart - Attorney for Registrant
             ----------- ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:
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2)    Aggregate number of securities to which transaction applies:
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3)    Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11:
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4)    Proposed maximum aggregate value of transaction:
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



      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:
      -----------------------------------

2)    Form, Schedule or Registration No.:
      -----------------------------------

3)    Filing Party:
      -----------------------------------

4)    Date Filed:
      -----------------------------------

22

                            MEDCOM USA, INCORPORATED
                            18001 cowan, Suite C & D
                                 Irvine CA 92614
                                 (949) 261-6665

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 19, 2000
To the Shareholders:

      Notice is hereby given that a annual meeting of the shareholders of Medcom USA, Incorporated (the "Company") will be held at the Company's offices, 18001 cowan, Suite C & D, Irvine, CA 92614 on December 19, 2000, at 10:00 A.M., for the following purpose:

(1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

(2) to ratify the appointment of Erhardt Keefe Steiner & Hottman PC as the Company's independent accountants for the fiscal year ending June 30, 2001;

     to transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on November 3, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of November 3, 2000, there were 33,819,222 shares of the Company's common stock issued and outstanding.

                                          MEDCOM USA, INCORPORATED


November 21, 2000                         By   Mark Bennett
                                             ---------------------
                                                 President

                            MEDCOM USA, INCORPORATED
                                   18001 cowan
                                   Suite C & D
                                 Irvine CA 92614
                                 (949) 261-6665

                                 PROXY STATEMENT

      The accompanying proxy is solicited by the Board of Directors of the Company for voting at the annual meeting of shareholders to be held on December 19, 2000, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about November 21, 2000.

      Only the holders of the Company's common stock are entitled to vote at the meeting. Each share of common stock is entitled to one vote and votes may be cast either in person or by proxy. A quorum consisting of one-third of the shares entitled to vote is required for the meeting. The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to elect directors and to approve any other proposal to come before the meeting. Cumulative voting in the election of directors is not permitted.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of November 3, 2000, information with respect to the only persons owning beneficially 5% or more of the outstanding common stock and the number and percentage of outstanding shares owned by each director and officer and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                                             Percent of
Name and Address                     Shares Owned (1)         Class (2)
----------------                     -----------------      -------------

Mark Bennett                             262,400                 1%
18001 Cowan, Suite C&D
Irvine, CA 92614

Michael Malet                            154,900                  *
18001 Cowan, Suite C&D
Irvine, CA 92614

                                                             Percent of
Name and Address                     Shares Owned (1)         Class (2)
----------------                     -----------------      -------------

Alan Ruben                                51,679                  *
18001 Cowan, Suite C&D
Irvine, CA 92614

David Robinson                                --                 --
6810 New Tampa Highway, #600
Lakeland, FL  33815

Jeffrey Yablon                             1,000                  *
1767 Veterans Memorial Hwy. #6
Islandia, NY  11722

Vladimir Havlena                              --                 --
NA-VYHLIBCE, 457
67921 Cerna Hora
Czech Republic

David Breslow                             17,000                  *
701 N. Brand, #380
Glendale, CA  91203

Julio Curra                               12,500                  *
1767 Veterans Memorial Hwy. #6
Islandia, NY  11722                      _______               ____

Officers and Directors as
 a Group (8 persons)                     499,479                 2%
                                         =======              =====

*    Less than 1%

(1) Excludes shares issuable prior to February 28, 2001 upon the exercise of options or warrants granted to the following persons:

      Name                   Shares Issuable Upon Exercise of Options

      Mark Bennett                        2,375,500
      Michael Malet                       2,152,000
      Alan Ruben                            458,333
      David Robinson                        244,444
      Jeffrey Yablon                             --
      Vladimir Havlena                      149,444
      David Breslow                         168,333
      Julio Curra                           158,333

      Also excludes shares of common stock issuable upon the conversion of the Company's Series D preferred stock held by the following persons:

                                             Shares Issuable Upon
            Name                        Conversion of Preferred Stock

            David Robinson                        33,000
            Vladimir Havlena                     491,923

(2) Excludes any shares issuable upon the exercise of any warrants, options or other convertible securities.

                              ELECTION OF DIRECTORS

      Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the directors listed below to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

      All nominees have consented to serve if elected. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

      The Company's present officers and directors are as follows:

Name                   Age          Position

Mark Bennett           41           President and a Director
Michael Malet          52           Executive Vice President and a Director
Alan Ruben             43           Chief Accounting and Financial Officer
David Robinson         37           Vice President and Chief Technology Officer
Jeffrey Yablon         39           Vice President of Sales
Vladimir Havlena       44           Managing Director - DCB Actuaries and
                                    Consultants, s.r.o.
David Breslow          56           Director
Julio Curra            42           Director

      Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors.

      The following sets forth certain information concerning the past and present principal occupations of the Company's officers and directors and other key employees.

      Mark Bennett has been the Company's President since November 1997 and has been a Director of the Company since September 1997. Mr. Bennett has been the President, Chief Executive Officer and a Director of Link International Technologies, Inc., a subsidiary of the Company, since January 1996. From 1985 to 1987 Mr. Bennett was the General Manager for MovieBar, a video vending company servicing the hotel and hospitality industry, with installations in over 35,000 hotel rooms worldwide. In 1987 Mr. Bennett became Vice President of International Operations and General Manager of MovieBar and was subsequently named as

President of MovieBar Company USA. In December 1995 Mr. Bennett resigned his position with MovieBar to co-found Link.

     Michael Malet has been the Company's Vice President since November 1997 and has been a director of the Company since September 1997. Mr. Malet has been the President of New View Technologies, Inc., a wholly owned subsidiary of Link International Technologies, Inc., since July 1995. From 1986 to 1987 Mr. Malet was the President of Vending Control Systems, a manufacturer of video vending machines. Mr. Malet was a Sales Manager (1987-1990) and later President
(1991-1995) of Keyosk Corporation, a Company involved on the development and sale of intelligent on-line vending machines.

     Alan Ruben joined the Company as Chief Accounting and Financial Officer in October 1999. Prior to joining the Company, he was the Chief Financial Officer for Direct Container Line, Inc., an international shipping company. Previously Mr. Ruben was the Vice-President and Chief Financial Officer for Relsys International, Inc., a medical software development company. Mr. Ruben is a certified public accountant, licensed in the state of California. He began his career with Coopers & Lybrand and was in public accounting for eighteen years. He holds a Masters degree in Business Administration from California State University, Long Beach, as well as a Bachelors degree in business from the University of Southern California.

     David Robinson joined the Company as Vice President and Chief Technology Officer in April 2000. Prior to joining the Company, Mr. Robinson was the President of DCB Actuaries & Consultants, s.r.o., since 1991. In 1986, he founded DSM.net, a systems network integration company, and has served as its President since inception. In 1998, Mr. Robinson was appointed to the Board of Directors of Woodrow Milliman, a worldwide actuarial and consulting firm

     Jeffrey Yablon joined the Company as its Vice President of Sales in June 2000. Mr. Yablon was the Vice President of Sales for Olsten Health Service in New York. Previously, Mr. Yablon was employed by Abbott Laboratories for six years, in various capacities, including Director of Managed Care, Director of Marketing and Director of Alternate Site National Accounts. He is a Certified Healthcare Executive (CHE) of the American College of Health Care Executives and a member of the American Association of Health Plans. Mr. Yablon was a member of the Executive Board of the Metropolitan Healthcare Administrators Association. In addition to a bachelor's degree, he holds an MBA degree from Fairleigh Dickinson University.

     Vladimir Havlena became the Managing Director of the Company's wholly owned subsidiary, DCB Actuaries & Consultants, s.r.o. in April 2000. Mr. Havlena was a founder and had worked as the Managing Director of DCB Actuaries & Consultants, s.r.o. since 1991. Between 1987 and 1990 Mr. Havlena received several post-graduate degrees at the University of Brno, Czech Republic. Mr. Havlena graduated in 1981 from the Czech Technical University with a degree in engineering.

     David Breslow has been a director of the Company since March 1999. Since 1996 Mr. Breslow has been the Executive Director of United Pharmacists Network, Inc., a corporation involved in purchasing, management and providing other services to pharmacies. Between 1976 and 1995 Mr. Breslow owned and managed various pharmacies in the Los Angeles, California metropolitan area.

     Julio Curra has been a director of the Company since March 1999. Since 1996 Mr. Curra has been the president of All-Line Communications, Inc., a corporation involved in telecommunication sales. Between 1987 and 1996 Mr. Curra was the president of Julio Curra & Associates, a firm also involved in telecommunication sales.

Key Employees

      Robert Stevens is the Company's Director of Development and Information Technology. He has been with the Company or its subsidiaries since 1994. Prior to joining the Company, Mr. Stevens was the Vice President of Development for three different companies. He was involved with a ten-year development effort on EZ Fax, the first network fax server developed in 1984. He also spent seventeen years at IBM, primarily in their complex systems group.

      Julie Signorille became the Director of Operations for the Company's MedCard Division in June 2000. Ms. Signorille was the Vice-President of Operations for Citibank, serving as the Director of Banking Operations of Citibank's Internet Bank. Ms. Signorille has over fifteen years of management experience, primarily in operations. Prior to her tenure with Citibank, she managed the day to day operations of a 36 branch banking network with assets in excess of 6 billion dollars.

      Ron Pizzolo became the president of the Company's MedCard division in June 2000. Previously, he had been providing services to the Company on a consulting basis under the terms of the original license agreement for the MedCard System. Mr. Pizzolo developed and managed many of the features of the MedCard System as the founder and president of MedCard Management Systems, Inc. Prior to his involvement with MedCard, he spent over twenty years with a major national insurance company supervising the settlement of personal injury claims.

      Tony Pizzolo became Executive Vice President of the Company's MedCard division in June 2000. Previously, he had been providing services to the Company on a consulting basis under the terms of the original license agreement for the MedCard System. Prior to joining MedCard in 1997, Mr. Pizzolo was an executive in a variety of service related businesses in the New York area.

     All of the Company's officers devote substantially all of their time on the Company's business. Mr. Breslow and Mr. Curra, as directors, devote only a minimal amount of time to the Company.

       The Company's Board of Directors met three times during the year ending June 30, 2000. All of the Directors attended each of these meetings either in person or by telephone conference call.

       The Company has an Audit Committee comprised of David Breslow and Julio Curra. The purpose of the Audit Committee is to review and approve the selection of the Company's auditors, review the Company's financial statements with the Company's independent auditors, and review and discuss the independent auditor's management letter relating to the Company's internal accounting controls. During the fiscal year ending June 30, 2000 the Audit Committee held three meetings. All members of the Audit Committee attended these meetings.

       The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is attached to this proxy statement. The members of the Company's Audit Committee are independent as that term is defined in Rule 4200 (a)(15) of the National Association of Securities Dealers.

Audit Committee Report

(1) The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended June 30, 2000 with the Company's management.

(2) The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement of Accounting Standards 61.

(3)  The Audit  Committee  has received the written  disclosures  and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 ( Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the Company's independent accountants the independent accountant's independence; and

(4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

                  David Breslow                 Julio Curra

Change in Management

     In September 1998 Cornelia Eldridge was appointed a director of the Company. In February 1999 Chet Howard, George Pursglove and Ms. Eldridge resigned as directors of the Company. In March 1999 David Breslow and Julio Curra were appointed directors of the Company. In October 1999, Alan Ruben was appointed Chief Accounting and Financial Officer after Ian Hart's employment contract as chief financial officer expired. In January 2000, Mr. Marvin Berger resigned as the Company's Vice President of Sales & Marketing. In April 2000, Mr. David Robinson and Mr. Vladimir Havlena joined the Company as its Vice-President and Chief Technology Officer and Managing Director of DCB Actuaries and Consultants, s.r.o., respectively. Mr. Jeffrey Yablon and Ms. Julie Signorille joined the Company in June 2000 as the Corporate Vice President of Sales and Director of Operations for the MedCard division, respectively. Mr. Ronald Pizzolo and Mr. Anthony Pizzolo also joined the Company as the President and Executive Vice President of the Company's MedCard division in June 2000.

Executive Compensation

      The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of the Company and (ii) by each other executive officer of the Company who received in excess of $100,000 during the past three fiscal years ended June 30, 2000.

                                                         Other Annual
                                            Other Annual Compensation  Options
Name and             Fiscal  Salary  Bonus  Compensation Stock Awards  Granted
Principal Position    Year    (1)     (2)        (3)         (4)         (5)
-------------------  ------  ------  -----  ------------ ------------  -------

Mark Bennett,         2000 $129,462 $112,350   $15,990     $136,648     800,000
President and
Chief                 1999 $128,482       --   $ 8,400           --   1,015,000
Executive Officer     1998 $111,350       --   $ 8,400    $  67,500     560,500

Michael Malet,        2000 $104,942 $102,766   $ 9,200     $136,648     770,000
Vice President and    1999 $112,462       --   $ 8,400           --     925,000
Chief Operating
Officer               1998 $100,923       --   $ 8,400    $  58,500     457,000

Alan Ruben            2000  $77,539  $33,266        --      $98,535     500,000
Chief Accounting
and Financial Officer
since October 1999

Robert Stevens        2000 $107,385   $3,044        --       $4,969     100,000
Director of Develop-
ment and Information
Technology since
March 2000

(1)   The dollar value of base salary (cash and non-cash) received.

(2)  The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile allowances.

(4) Amounts reflect the value of the shares of the Company's common stock issued as compensation for services. No restricted awards were issued to any of the above individuals .

      The table below shows the number of shares of the Company's common stock owned by the officers listed above, and the value of such shares as of June 30, 2000.

         Name                       Shares                  Value
         ----                       ------                  -----
      Mark Bennett                 262,400                $595,648
      Michael Malet                154,900                $351,623
      Alan Ruben                    51,679                $117,311

      Robert Stevens                 8,000                 $18,160

(5) The shares of common stock to be received upon the exercise of all stock options granted during the fiscal years shown in the table.

Employment Contracts

      The Company has employment agreements with the following officers.

Mark Bennett and Michael Malet.

      The employment agreements with Mark Bennett and Michael Malet each provide for the following:

      1.  Effective date of March 1999; term of three years.

2. Annual salary of $137,500 in the case of Mr. Bennett and $120,000 in the case of Mr. Malet. In January, 2000, the annual compensation being paid to Mr. Bennett and Mr. Malet was increased to $152,776 and $127,296, respectively.

3. Automobile allowance of $700 per month. Mr. Bennett is currently receiving an automobile allowance of $1,599 per month and Mr. Malet is currently receiving $1,000 per month.

      4. Four weeks of paid vacations and the right to participate in any group medical, group life insurance or any other employee benefit plan that the Company may, from time to time, maintain.

      5. Reimbursement for any medical, dental or optical expenses not covered by any Company group healthcare plan. No amounts have been reimbursed in this regard.

6. Disability benefits equal to the employee's salary payable to the employee for the remaining term of the employment agreement.

7. Premium payments for a $1,000,000 term life insurance policy with the beneficiary to be designated by the employee.

      In the event that there is a change in the control of the Company and the employee is terminated without cause or the employee resigns for cause then the Company is required to pay the employee a lump-sum amount equal to the employee's annual salary multiplied by 2.99.

Alan Ruben

      1.  Effective date of October 1999; term of two years.

2. Annual salary of $144,000 to be payable in cash and/or shares of the Company's common stock.

      3. Three weeks of paid vacation and the right to participate in any group medical, group life insurance, or any other employee benefit plan that the Company may, from time to time, maintain.

4. Disability benefits equal to the employee's salary payable to the employee for a period of twelve months.

      5. Options to purchase 100,000 shares of the Company's common stock at $1.00 per share under the Company's Incentive Stock Option Plan, with monthly vesting over two years.

      6. A bonus of up to fifty percent (50%) of the employee's annual salary based upon criteria to be determined by the Board of Directors.

      In the event that Mr. Ruben is terminated without cause or Mr. Ruben resigns for cause, then the Company is required to pay Mr. Ruben the lesser of Mr. Ruben's annual salary or the salary to be paid to Mr. Ruben during the remaining term of Mr. Ruben's contract, with such payments payable on a monthly basis.

Robert Stevens

      1.    Effective date of March 2000; term of three years.

      2.    Annual salary of $115,000.

      3. Three weeks of paid vacation and the right to participate in any group medical, group life insurance or any of the employee benefit plans that the Company may, from time to time, maintain.

4. Disability benefits equal to the employee's salary payable to the employee for a period of twelve months.

      5. Options to purchase 100,000 shares of the Company's common stock at $5.00 per share, with 40,000 under the Company Incentive Stock Option Plan and 60,000 under the Non-Qualified Stock Option Plan, with monthly vesting over two years.

      6. A bonus of up to fifty percent (50%) of the employee's annual salary based upon criteria to be determined by the Board of Directors.

      In the event that Mr. Stevens is terminated without cause or Mr. Stevens resigns for cause, then the Company is required to pay Mr. Stevens the lesser of Mr. Stevens annual salary or the salary to be paid to Mr. Stevens during the remaining term of Mr. Stevens contract, with such payments payable on a monthly basis.

General Provisions

      For purposes of the employment agreements a change in the control of the Company means: (1) the acquisition by any person of more than 15% of the Company's common stock; (2) the acquisition by any person more than 50% of the voting capital stock of any subsidiary of the Company; (3) the merger of the Company with another entity if after such merger the shareholders of the Company do not own at least 85% of the voting capital stock of the surviving corporation; (4) the approval by the shareholders of the Company of a plan to liquidate or dissolve the Company; (5) the sale of substantially all of the assets of the Company; or (6) a change in a majority of the Company's directors which has not been approved by at least two-thirds of the incumbent directors.

      The term "resignation for cause" means there is a material change in the employee's authority, duties, compensation or activities, following a change in control of the Company.

      The employment agreements also provide that in the event the employee is terminated without cause or the employee resigns for cause, all options granted to the employee will be fully vested.

Options Granted

      The following tables set forth information concerning the options granted and/or exercised during the fiscal year ended June 30, 2000 to the persons named below and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

           Number of Shares            % of Total Options   Exercise
           Granted under    Type     Granted to Employees  Price Per  Expiration
Name          Option       of Plan      in Fiscal Year        Share     Date

Mark Bennett 500,000      Non-Qualified      13%              $0.56    11/17/04
              20,000      Incentive          --%              $5.00    03/01/05
             280,000      Not under plan      7%              $5.00    03/01/05
             -------                       -----
             800,000                         20%
             =======                       =====

Michael Malet     470,000 Non-Qualified      12%              $0.56    11/17/04
              20,000      Incentive          --%              $5.00    03/01/05
             280,000      Not under plan      7%              $5.00    03/01/05
             -------                       -----
             770,000                         19%
             =======                        ====

Alan Ruben   100,000      Incentive           2%              $1.00    10/18/02
             300,000      Non-Qualified       8%              $0.56    11/17/04
              10,000      Incentive          --%              $5.00    03/01/05
              90,000      Not under plan      2%              $5.00    03/01/05
              ------                        ----
             500,000                         12%
             =======                        ====

Robert Stevens40,000      Incentive           1%              $5.00    03/01/05
              60,000      Non-Qualified       1%              $5.00    03/01/05
              ------                        ----
             100,000                          2%
             =======                        ====

     All options issued to Mr. Bennett and Mr. Malet were fully vested upon granting of the option.

The options issued to Mr. Ruben which expire in 2002 and all options issued to Mr. Stevens vest monthly over two years. The options issued to Mr. Ruben which expire in 2005 vest monthly over one year and the other options issued to Mr. Ruben are fully vested.

                                              Number of         Value of Unexer-
                                         Securities Underlying     cised In-the-
                                          Unexercised Options     Money Options
                                          at June 30, 2000  at    June 30, 2000
                 Shares                  --------------------    ---------------
                Acquired        Value         Exercisable/        Exercisable/
Name          on Exercise (1)  Realized (2) Unexercisable (3)  Unexercisable (4)
-----         ---------------  ------------ -----------------  -----------------

Mark Bennett       --             --          2,375,500/--       $2,764,698/--
Michael Malet      --             --          2,152,000/--       $2,502,603/--
Alan Ruben         --             --       358,333/141,667    $554,583/$84,667
Robert Stevens     --             --         32,500/87,500      $8,467/$16,933

   (1)The number of shares received upon exercise of options during the fiscal year ended June 30, 2000.

   (2)With respect to options exercised during the Company's fiscal year ended June 30, 2000, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

   (3)The total number of unexercised options held as of June 30, 2000, separated between those options that were exercisable and those options that were not exercisable.

   (4)For all in the money unexercised options held as of June 30, 2000, the excess of the market value of the stock underlying those options (as of June 30, 2000) and the exercise price of the option

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or Other Retirement Plans

      The Company reactivated its 401(k) Plan in June 2000. All United States based full-time employees are eligible to participate on the first day of a calendar quarter after the employee completes ninety days of employment with the Company. Participants can contribute the lesser of fifteen percent of their compensation or the federally mandated maximum amount (currently $10,500). The Company matches the employees' contributions fifty percent of the first six percent, or a maximum of three percent of salary. Employees are fully vested in amounts they contribute and vest twenty percent per year over five years on Company contributions.

      Except as noted above and as provided in the Company's employment agreements with its executive officers and other personnel, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although the Company may adopt one or more of such plans in the future.

Compensation of Directors

      Effective July 1, 2000, the Company agreed to pay each member of the Board of Directors $50,000 per year, payable in semi-annual installments at the beginning of each six month period. Prior to this time, the Company had no standard arrangement pursuant to which directors of the Company were compensated for any services provided as a director or for committee participation or special assignments.

     During the year ending June 30, 2000, Mr. Breslow and Mr. Curra each received 12,500 shares of the Company's common stock valued at $29,069 and options to purchase 162,500 shares of the Company's common stock. The following is a description of the options granted to Mr. Breslow and Mr. Curra:

 Options          Type of      Exercise    Expiration
 Granted           Plan          Price       Date          Vesting

  112,500       Non-Qualified    $0.56     11/17/04    Fully vested
   20,000       Non-Qualified    $5.00     03/01/05    Vested monthly over one
                                                       year
   30,000       Not under plan   $5.00     03/01/05    Vested monthly over one
                                                       year

      Except as disclosed elsewhere in this Proxy Statement no director of the Company received any form of compensation from the Company during the year ended June 30, 2000.

Stock Option and Bonus Plans

      The Company has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and Stock Bonus Plans. A summary description of the Plans follows. In some cases these three Plans are collectively referred to as the "Plans".

Incentive Stock Option Plans.

      The Incentive Stock Option Plans authorize the issuance of options to purchase shares of the Company's common stock to officers and employees of the Company.

      In order to qualify for incentive stock option treatment under the Internal Revenue Code, the following requirements must be complied with:

      1.   Options granted pursuant to the Plan must be exercised no later than:

            (a) The expiration of thirty (30) days after the date on which an option holder's employment by the Company is terminated.

            (b) The expiration of one year after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's disability or death.

      2. In the event of an option holder's death while in the employ of the Company, his legatees or distributes may exercise (prior to the option's expiration) the option as to any of the shares not previously exercised.

      3. The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      4. Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant.

      5. The purchase price per share of Common Stock purchasable under an option is determined by the Board of Directors, but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning the Company's stock which represents more than 10% of the total combined voting power of all classes of stock).

Non-Qualified Stock Option Plans.
--------------------------------

      The Non-Qualified Stock Option Plans authorize the issuance of options to purchase shares of the Company's common stock to the Company's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Board of Directors but cannot be less than the market price of the Company's common stock on the date the option is granted.

      In the event of an option holder's death while in the employ of the Company, his heirs may exercise the option as to any of the shares not previously exercised prior to the option's expiration.

Stock Bonus Plans.
-----------------

      Under the Stock Bonus Plans, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Other Information Regarding the Plans.
-------------------------------------

      The Plans are administered by the Company's Board of Directors. The Board of Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company, unless specifically covered by an act addressed in an employee's employment agreement. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. In the discretion of the Board of Directors payment for the shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

      The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

      The following sets forth certain information as of November 3, 2000 concerning the stock options and stock bonuses granted by the Company pursuant to the Plans. Each option represents the right to purchase one share of the Company's common stock.

                              Total        Shares                    Remaining
                              Shares   Reserved for      Shares       Options/
                            Reserved   Outstanding     Issued As        Shares
Name of Plan               Under Plan     Options    Stock Bonus    Under Plan
------------               ----------  ------------- ----------- -------------

Incentive Stock Option
  Plans                    2,500,000   1,151,166          N/A        1,348,834
Non-Qualified Stock Option
  Plans                    5,000,000   3,093,667          N/A        1,906,333
Stock Bonus Plans          2,900,000         N/A    1,906,875          993,125

Transactions with Management

     In April 2000,  the Company  acquired DCB Actuaries &  Consultants,  s.r.o.
(DCB), a Czech Republic based Company for cash of $1,403,847 and 494 shares of the Company's Series D preferred stock. At the time of this acquisition David Robinson and Vladimir Havlena owned 33% and 15% respectively, of DCB. Mr. Robinson and Mr. Havlena were appointed officers of the Company following the acquisition of DCB. DCB developed and operates a health insurance decision system known as the Health Information Gateway.

       The Company also acquired certain intellectual property from DSM, LLC, a Florida limited liability company, for cash of $746,153 and 2,356 shares of the Company's Series D preferred stock. DSM is owned by Vladimir Havlena. The intellectual property acquired from DSM, LLC is used by the Company in its Health Information Gateway and other products.

       The table below shows the cash and Series D Preferred shares received by David Robinson and Vladimir Havlena in connection with the Company's acquisition of DCB and the intellectual property from DSM.

                              D. Robinson            V. Havlena

      Cash                     $380,770                $919,230

      Shares of Series D         163.02                   2,430
         Preferred stock

       Each Series D preferred share is convertible into 202.43 shares of the Company's common stock at any time at the holder's option. The Company can convert the Series D Preferred shares into shares of the Company's common stock, in the manner described above, at any time after April 15, 2001 so long as the bid price of its common stock exceeds $4.94 and the shares of common stock issuable upon the conversion of the Series D Preferred shares are either covered by an effective registration statement or are eligible for sale pursuant to Rule 144 of the Securities and Exchange Commission.

      During the year ended June 30, 2000, the Company purchased $218,936 of equipment and $23,106 of services from DSM.net, a company owned by David Robinson, an officer of the Company. The Company believes that it purchased such equipment and services at prices equal to or below what it could have purchased the same equipment and services from an unrelated party.

      The Company may be required to issue to the former owners of One Medical Services, LLC up to 1,485,000 shares of its common stock, depending upon the future financial performance of the Company's One Medical Division. David Breslow, a member of the Company's Board of Directors, is the Executive Director of an entity that owned forty percent (40%) of One Medical Services, LLC. The Company's acquisition of One Medical Services was completed before Mr. Breslow became a director of the Company.

      See "Stock Option and Bonus Plans" above for information concerning stock options granted to the Company's officers and directors.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Ehrardt Keefe Steiner & Hottman PC, independent certified public accountants, to audit the books and records of the Company for the 2001 fiscal year. Ehrardt Keefe Steiner & Hottman PC served as the Company's independent public accountants for the fiscal year ended June 30, 2000. A representative of Ehrardt Keefe Steiner & Hottman PC is not expected to be present at the shareholders' meeting.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      The Company's Annual Report on Form 10-K for the year ending June 30, 2000 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

      Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders to be held after the Company's fiscal year ending June 30, 2001 must be received by the Secretary of the Company not later than July 1, 2001.

                                     GENERAL

      The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company, including any additional solicitation made by letter or telephone. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company's annual report, including financial statements for the 2000 fiscal year, is included in this mailing.

      Management of the Company does not intend to present and does not have reason to believe that others will present any other items of business at the Annual Meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

      Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                             MEDCOM USA, INCOPORATED
                             Audit Committee Charter


This Audit Committee Charter (the "Charter") has been adopted by the Board of Directors ("the Board") of Medcom USA, Incorporated ("the Company"). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

The Committee will assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel.

One member of the Committee shall be appointed as the chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the Company's CEO, CFO, and the audit partner of Company's independent accountants.

The Committee shall meet at least three times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

o Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

o Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationship that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No.61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB.

o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

o Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and extent of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee and the Board to report on any and all appropriate matters.

o  Discussing with a representative of management and the independent  auditors:
   (1) the interim financial information contained in the Company's Quarterly Reports on Form l0-QSB prior to their filing, (2) earnings announcements prior to their release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

o Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

o     Reviewing the annual management letter with the independent auditors.

o     Reviewing and approving audit fees.

o     Reviewing management "conflict of interest" transactions.

o Reviewing alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by the independent auditors.

o Reviewing codes of ethics and/or codes of conduct.

o Reviewing compliance with codes of ethics and/or codes of conduct and the procedures to monitor such compliance.

o Reviewing the performance of the chief financial officer and chief accounting officer.

o  Reviewing financial press releases.

o Reviewing policies and procedures with respect to expense accounts of senior management.

                            SIMS COMMUNICATIONS INC.
               This Proxy is Solicited by the Board of Directors


      The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held December 19, 2000, 10:00 A.M. local time, at 18001 cowan, Suite C & D, Irvine CA 92614, and hereby appoints Mark Bennett or Michael Malet, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said Annual Meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.

     ___
    /__/  For all nominees listed below (except as marked to the contrary below)


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW


     ___
    /__/    WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:     Mark Bennett   Michael Malet   David Breslow   Julio Curra

    (2) To ratify the appointment of Ehrardt Keefe Steiner & Hottman PC as the Company's independent accountants for the fiscal year ending June 30, 2001


                          __      __          __
                         /_/ FOR /_/ AGAINST /_/ ABSTAIN


      To transact such other business as may properly come before the meeting.


      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

                                            Dated this ____ day of _____, 2000.


                                            ---------------------------------

                                                          (Signature)
                                            ---------------------------------
                                                          (Signature)

                                            Please sign your name exactly as it
                                            appears on your stock certificate.
                                            If shares are held jointly, each
                                            holder should sign. Executors,
                                            trustees, and other fiduciaries
                                            should so indicate when signing.

                                            Please  Sign,  Date and Return  this
                                            Proxy  so that  your  shares  may be
                                            voted at the meeting.